Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 2-63038, 2-84088, 33-15319, 33-16790, 33-28413,
33-35305, 33-50813, 33-64959, 333-03941, 333-61859, 333-66051, 333-90309,
333-48202, 333-60402, and 333-83426) of Gannett Co., Inc. of our report dated February 7, 2002 relating to the financial statements which appears on page 47 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules which appears on page 9 of this Form 10-K of Gannett Co., Inc.


/s/PRICEWATERHOUSECOOPERS LLP
-----------------------------
PRICEWATERHOUSECOOPERS LLP


McLean, Va.
March 22, 2002